Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity delivers 17% sales growth in fiscal fourth quarter with results above guidance

Achieves full-year records in sales, operating margin and cash generation

GALWAY, Ireland – Oct. 29, 2025 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal fourth quarter and fiscal year ended September 26, 2025.

Fourth Quarter Highlights

●	Net sales were a record $4.75 billion, an increase of 17% on a reported basis year over year and 11% organically, driven by growth in both the Industrial and Transportation segments.
●	GAAP diluted earnings per share (EPS) from continuing operations was $2.23, up 148% year over year. Adjusted EPS was a record $2.44, an increase of 25% year over year.
●	Orders increased in both Segments to $4.7 billion, up 22% year over year and 5% sequentially.
●	GAAP Operating margin was 19% and adjusted operating margin was 20%, driven by strong operational performance across both segments.
●	Cash flow from operating activities was $1.4 billion and free cash flow was a record at $1.2 billion, with nearly $650 million returned to shareholders.

Full Year Highlights

●	Net sales were a record $17.3 billion, up 9% on a reported basis and 6% organically.
●	GAAP operating margin was 19% and adjusted operating margin was 20%, each a record, driven by strong operational performance.
●	GAAP EPS was $6.16 and adjusted EPS was a record $8.76.
●	Generated record cash flow for the full year, including:
o	Cash flow from operating activities of $4.1 billion.
o	Free cash flow of $3.2 billion.
●	Returned $2.2 billion to shareholders and deployed $2.6 billion for bolt-on acquisitions.

“Our teams executed at a high level against our business model to deliver strong results for the fourth quarter as well as the full year,” said CEO Terrence Curtin. “Our performance resulted in records on the top line, earnings and cash flow in 2025 and sets TE up well going into our new fiscal year. These results against an uneven macro environment demonstrate the strategic positioning of our portfolio and the investments we’ve made to broaden the business to benefit from long-term growth trends. Industrial segment sales increased 24% during the year, driven by innovations that serve AI and energy customers as demand continues to accelerate. Our Transportation segment performed well in a challenging end market, delivering content growth from increased data connectivity and growth of the electrified power train.

“We are well positioned to keep capitalizing on these and other key long-term growth trends. With strong order levels and our continued operational resilience, we expect sales and EPS in the first quarter of fiscal 2026 to each be up double digits year over year.”

First Quarter FY26 Outlook

For the first quarter of fiscal 2026, the company expects sales of approximately $4.5 billion, up 17% on a reported basis and 11% organically year over year. GAAP EPS from continuing operations is expected to be approximately $2.33, an increase of 33% year over year, with adjusted EPS of approximately $2.53, up 23% year over year.

Beginning in fiscal 2026, the company will exclude amortization expense on intangible assets and, if applicable, the related tax effects from its calculation of certain non-GAAP measures. The company's Adjusted EPS outlook for the first quarter of fiscal 2026 excludes amortization expense and the related tax effects. Recast financial information is provided in a Form 8-K filed with the SEC today.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 715-9871 and for international callers, the dial-in number is (646) 307-1963.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on October 29.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 90,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. In addition, our change of incorporation from Switzerland to Ireland is subject to risks, such as the risk that the anticipated advantages might not materialize, as well as the risks that the price of our stock could decline and our position on stock exchanges and indices could change, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 27, 2024, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

# # #

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 27,	September 26,	September 27,
	2025	2024	2025	2024

	(in millions, except per share data)
Net sales	$4,749	$4,068	$17,262	$15,845
Cost of sales	3,089	2,685	11,183	10,389
Gross margin	1,660	1,383	6,079	5,456
Selling, general, and administrative expenses	494	433	1,866	1,732
Research, development, and engineering expenses	227	195	829	741
Acquisition and integration costs	6	5	47	21
Restructuring and other charges, net	17	99	126	166
Operating income	916	651	3,211	2,796
Interest income	21	26	83	87
Interest expense	(29)	(15)	(77)	(70)
Other expense, net	(11)	(5)	(13)	(16)
Income from continuing operations before income taxes	897	657	3,204	2,797
Income tax (expense) benefit	(233)	(381)	(1,361)	397
Income from continuing operations	664	276	1,843	3,194
Loss from discontinued operations, net of income taxes	(1)	—	(1)	(1)
Net income	$663	$276	$1,842	$3,193

Basic earnings per share:
Income from continuing operations	$2.25	$0.91	$6.21	$10.40
Loss from discontinued operations	—	—	—	—
Net income	2.25	0.91	6.20	10.40

Diluted earnings per share:
Income from continuing operations	$2.23	$0.90	$6.16	$10.34
Loss from discontinued operations	—	—	—	—
Net income	2.22	0.90	6.16	10.33

Weighted-average number of shares outstanding:
Basic	295	303	297	307
Diluted	298	305	299	309

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 26,	September 27,
	2025	2024

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,255	$1,319
Accounts receivable, net of allowance for doubtful accounts of $44 and $32, respectively	3,403	3,055
Inventories	2,699	2,517
Prepaid expenses and other current assets	609	740
Total current assets	7,966	7,631
Property, plant, and equipment, net	4,312	3,903
Goodwill	7,126	5,801
Intangible assets, net	2,227	1,174
Deferred income taxes	2,507	3,497
Other assets	943	848
Total assets	$25,081	$22,854
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$852	$871
Accounts payable	2,021	1,728
Accrued and other current liabilities	2,247	2,147
Total current liabilities	5,120	4,746
Long-term debt	4,842	3,332
Long-term pension and postretirement liabilities	767	810
Deferred income taxes	198	199
Income taxes	414	411
Other liabilities	1,010	870
Total liabilities	12,351	10,368
Commitments and contingencies
Redeemable noncontrolling interests	145	131
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding as of September 26, 2025	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding as of September 26, 2025	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 302,889,075 shares issued and common shares, CHF 0.57 par value, 316,574,781 shares authorized and issued, respectively	3	139
Accumulated earnings	13,932	14,533
Ordinary shares and common shares held in treasury, at cost, 8,330,931 and 16,656,681 shares, respectively	(1,356)	(2,322)
Accumulated other comprehensive income	6	5
Total shareholders' equity	12,585	12,355
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$25,081	$22,854

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 27,	September 26,	September 27,
	2025	2024	2025	2024

	(in millions)
Cash flows from operating activities:
Net income	$663	$276	$1,842	$3,193
Loss from discontinued operations, net of income taxes	1	—	1	1
Income from continuing operations	664	276	1,843	3,194
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	244	232	838	826
Deferred income taxes	166	401	938	(789)
Non-cash lease cost	39	34	145	134
Provision for losses on accounts receivable and inventories	(4)	(13)	58	57
Share-based compensation expense	44	27	149	127
Other	20	18	80	71
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	50	(216)	(341)	(134)
Inventories	139	97	(160)	(30)
Prepaid expenses and other current assets	60	13	91	25
Accounts payable	(8)	60	290	159
Accrued and other current liabilities	41	159	(35)	(165)
Income taxes	(25)	(111)	147	(83)
Other	(9)	65	96	85
Net cash provided by operating activities	1,421	1,042	4,139	3,477
Cash flows from investing activities:
Capital expenditures	(271)	(213)	(936)	(680)
Proceeds from sale of property, plant, and equipment	4	4	11	16
Acquisition of businesses, net of cash acquired	—	—	(2,628)	(339)
Proceeds from divestiture of business, net of cash retained by business sold	—	—	—	59
Other	(3)	3	(15)	(6)
Net cash used in investing activities	(270)	(206)	(3,568)	(950)
Cash flows from financing activities:
Net decrease in commercial paper	—	(54)	(255)	(75)
Proceeds from issuance of debt	—	348	2,231	348
Repayment of debt	—	(350)	(580)	(352)
Proceeds from exercise of share options	81	37	182	89
Repurchase of ordinary/common shares	(437)	(761)	(1,347)	(2,062)
Payment of ordinary/common share dividends to shareholders	(209)	(196)	(803)	(760)
Other	(1)	(18)	(57)	(57)
Net cash used in financing activities	(566)	(994)	(629)	(2,869)
Effect of currency translation on cash	(2)	8	(6)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	583	(150)	(64)	(342)
Cash, cash equivalents, and restricted cash at beginning of period	672	1,469	1,319	1,661
Cash, cash equivalents, and restricted cash at end of period	$1,255	$1,319	$1,255	$1,319

Supplemental cash flow information:
Interest paid on debt, net	$21	$26	$34	$64
Income taxes paid, net of refunds	92	91	276	475

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 27,	September 26,	September 27,
	2025	2024	2025	2024

	(in millions)
Net cash provided by operating activities	$1,421	$1,042	$4,139	$3,477
Capital expenditures, net	(267)	(209)	(925)	(664)
Free cash flow (1)	$1,154	$833	$3,214	$2,813

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 26,		September 27,		September 26,		September 27,
	2025		2024		2025		2024

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,413		$2,330		$9,388		$9,481
Industrial Solutions	2,336		1,738		7,874		6,364
Total	$4,749		$4,068		$17,262		$15,845

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$465	19.3%	$410	17.6%	$1,818	19.4%	$1,880	19.8%
Industrial Solutions	451	19.3	241	13.9	1,393	17.7	916	14.4
Total	$916	19.3%	$651	16.0%	$3,211	18.6%	$2,796	17.6%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$468	19.4%	$452	19.4%	$1,893	20.2%	$1,950	20.6%
Industrial Solutions	475	20.3	303	17.4	1,501	19.1	1,037	16.3
Total	$943	19.9%	$755	18.6%	$3,394	19.7%	$2,987	18.9%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 26, 2025
	versus Net Sales for the Quarter Ended September 27, 2024
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$67	3.9%	$35	2.0%	$32	$—
Commercial transportation	26	7.4	18	4.9	8	—
Sensors	(10)	(3.9)	(15)	(6.1)	5	—
Total Transportation Solutions	83	3.6	38	1.6	45	—
Industrial Solutions:
Digital data networks	314	79.9	308	78.6	6	—
Automation and connected living	74	14.5	57	11.2	13	4
Aerospace, defense, and marine	34	9.3	24	6.8	10	—
Energy	211	83.1	60	23.9	7	144
Medical	(35)	(16.4)	(35)	(16.4)	—	—
Total Industrial Solutions	598	34.4	414	23.9	36	148
Total	$681	16.7%	$452	11.1%	$81	$148

	Change in Net Sales for the Year Ended September 26, 2025
	versus Net Sales for the Year Ended September 27, 2024
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestiture)

	($ in millions)
Transportation Solutions:
Automotive	$13	0.2%	$14	0.2%	$11	$(12)
Commercial transportation	(31)	(2.1)	(33)	(2.3)	2	—
Sensors	(75)	(7.6)	(79)	(8.0)	4	—
Total Transportation Solutions	(93)	(1.0)	(98)	(1.0)	17	(12)
Industrial Solutions:
Digital data networks	934	73.3	924	72.6	10	—
Automation and connected living	153	7.7	70	3.5	11	72
Aerospace, defense, and marine	139	10.3	127	9.5	12	—
Energy	425	46.2	137	15.0	—	288
Medical	(141)	(16.9)	(142)	(17.1)	1	—
Total Industrial Solutions	1,510	23.7	1,116	17.6	34	360
Total	$1,417	8.9%	$1,018	6.4%	$51	$348

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$465	$—	$3	$—	$468
Industrial Solutions	451	10	14	—	475
Total	$916	$10	$17	$—	$943

Operating margin	19.3%				19.9%

Income tax expense	$(233)	$(2)	$6	$31	$(198)

Effective tax rate	26.0%				21.4%

Income from continuing operations	$664	$8	$23	$31	$726

Diluted earnings per share from continuing operations	$2.23	$0.03	$0.08	$0.10	$2.44

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards and an income tax benefit of $13 million related to the revaluation of deferred tax liabilities as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$410	$—	$42	$—	$452
Industrial Solutions	241	5	57	—	303
Total	$651	$5	$99	$—	$755

Operating margin	16.0%				18.6%

Income tax expense	$(381)	$(1)	$(22)	$238	$(166)

Effective tax rate	58.0%				21.8%

Income from continuing operations	$276	$4	$77	$238	$595

Diluted earnings per share from continuing operations	$0.90	$0.01	$0.25	$0.78	$1.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to an increase in the valuation allowance for deferred tax assets of a Swiss subsidiary.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,818	$—	$75	$—	$1,893
Industrial Solutions	1,393	57	51	—	1,501
Total	$3,211	$57	$126	$—	$3,394

Operating margin	18.6%				19.7%

Income tax expense	$(1,361)	$(12)	$(13)	$618	$(768)

Effective tax rate	42.5%				22.7%

Income from continuing operations	$1,843	$45	$113	$618	$2,619

Diluted earnings per share from continuing operations	$6.16	$0.15	$0.38	$2.07	$8.76

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,880	$—	$67	$3	$1,950
Industrial Solutions	916	21	99	1	1,037
Total	$2,796	$21	$166	$4	$2,987

Operating margin	17.6%				18.9%

Income tax (expense) benefit	$397	$(3)	$(29)	$(1,016)	$(651)

Effective tax rate	(14.2)%				21.8%

Income from continuing operations	$3,194	$18	$137	$(1,012)	$2,337

Diluted earnings per share from continuing operations	$10.34	$0.06	$0.44	$(3.28)	$7.56

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $636 million net income tax benefit associated with a $972 million ten-year tax credit obtained by a Swiss subsidiary reduced by a $336 million valuation allowance related to the amount of the tax credit not expected to be realized. Also includes a $262 million income tax benefit related to the revaluation of deferred tax assets as a result of a corporate tax rate increase in Switzerland and a $118 million income tax benefit associated with the tax impacts of a legal entity restructuring with related costs of $4 million recorded in selling, general, and administrative expenses for other non-income taxes.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2024

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$446	$—	$32	$—	$478
Industrial Solutions	244	5	18	—	267
Total	$690	$5	$50	$—	$745

Operating margin	18.0%				19.4%

Income tax expense	$(178)	$(1)	$(9)	$13	$(175)

Effective tax rate	25.2%				23.0%

Income from continuing operations	$528	$4	$41	$13	$586

Diluted earnings per share from continuing operations	$1.75	$0.01	$0.14	$0.04	$1.95

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents income tax expense related to the revaluation of deferred tax assets as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 29, 2025

(UNAUDITED)

Outlook for
Quarter Ending
December 26,
2025
Diluted earnings per share from continuing operations	$2.33
Acquisition-related charges	0.02
Restructuring and other charges, net	0.03
Amortization expense (1)	0.15
Adjusted diluted earnings per share from continuing operations (2)	$2.53

Net sales growth	17.3%
Translation	(2.9)
(Acquisitions) divestitures, net	(3.8)
Organic net sales growth (2)	10.6%

(1) Adjusted EPS outlook for the first quarter of fiscal 2026 excludes amortization expense on intangible assets and the related tax effects.
(2) See description of non-GAAP financial measures.